UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

To

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014 (June 10, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 11, 2014, RCS Capital Corporation (the “Company”) filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K in which it announced that, on June 11, 2014, it completed its previously announced acquisition of Summit Financial Services Group, Inc. (“Summit”) pursuant to the terms of the Agreement and Plan of Merger, dated as of November 16, 2013, as amended as of March 17, 2014, by and among the Company, Dolphin Acquisition, LLC and Summit. The Company is filing this Amended Current Report on Form 8-K for the purpose of providing financial statements of Summit as required by Item 9.01(a) of Form 8-K and unaudited pro forma financial information as of March 31, 2014and for the three months ended March 31, 2014 and the year ended December 31, 2013 relating to the acquisition, as required by Item 9.01(b) of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements of Summit are included in the prospectus filed on June 5, 2014 by RCS Capital Corporation Pursuant to Rule 424(b)(4) (File No. 333-193925), which has been filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2014 and such financial statements of Summit are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of the Company as of March 31, 2014and for the three months ended March 31, 2014 and the year ended December 31, 2013, giving effect to the acquisition of Summit, have been filed as part of Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2014 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: July 1, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director